EXECUTION VERSION

AMENDMENT TO

ASSET PURCHASE AGREEMENT

This Amendment to Asset Purchase Agreement (this “Amendment”), dated as of January 8, 2019, is entered into by and among Regenerative Medicine Solutions LLC, a Delaware limited liability company (“RMS”), RMS Shareholder, LLC, a Delaware limited liability company and the sole member of RMS (“RMS Shareholder”), Lung Institute LLC, a Delaware limited liability company (“Lung Institute”), RMS Lung Institute Management LLC, a Delaware limited liability company (“RMS Management”), Cognitive Health Institute Tampa, LLC, a Delaware limited liability company (“CHIT” and, together with Lung Institute and RMS Management, the “Operating Subsidiaries”), Medovex Corp., a Nevada corporation (“Medovex”) and RMS Acquisition Corp., a Nevada corporation (“Buyer”). For purposes of this Agreement, “Seller” shall mean individually and collectively RMS and the Operating Subsidiaries, together with any other entity selling or assigning assets of the Seller Business pursuant to this Agreement. The Buyer, Seller, RMS Shareholder and Medovex are sometimes referred to collectively as the “Parties.”

RECITALS

WHEREAS, the Parties previously entered into that certain Asset Purchase Agreement, dated October 15, 2018 (the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement as provided in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

1. Terms. If a term is capitalized in this Amendment but not defined, then it has the meaning given to it in the Agreement.

2. Amendments. The Agreement is amended as follows:

(a) The fourth paragraph of the recitals is deleted in its entirety and the following is substituted in its place:

“WHEREAS, Seller, Buyer, and Medovex intend that (i) the transaction contemplated by this Agreement be treated as a tax-deferred exchange pursuant to the provisions of Section 368(a)(1)(C) and 368(a)(2)(C) of the Internal Revenue Code of 1986, as amended (the “Code”), on the terms and conditions set forth in this Agreement, and (ii) that this Agreement constitute a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g);”

(b) Schedule 2.01(b) is deleted in its entirety, and the Schedule 2.01(b) attached to this Amendment is substituted in its place.

(c) Section 2.01(j) is deleted in its entirety and the following is substituted in its place:

“(j) except as provided in Section 2.02(i), all insurance benefits, including rights and proceeds, arising from or relating to the Seller Business, the Purchased Assets or the Assumed Liabilities;”

(d) Section 2.03(a) is deleted in its entirety and the following is substituted in its place:

“(a) the trade accounts payable and credit card liabilities of Seller to third parties in connection with the Seller Business that remain unpaid and are not more than one hundred twenty days (120) past due as of the Closing Date and which are set forth on Schedule 2.03(a) attached hereto; and”

(e) Schedule 2.03(a) is deleted in its entirety, and the Schedule 2.03(a) attached to this Amendment is substituted in its place.

(f) Section 2.05(a), Section 2.05(a)(i), and Section 2.05(a)(i)(A) are deleted in their entirety and the following are substituted in their place:

“(a) Medovex will issue to RMS Shareholder and Buyer will deliver to Seller at the Closing that number of shares of Series C Preferred Stock (defined below, such Series C Preferred Stock, as adjusted pursuant to Section 2.05(f) being referred to as the “Exchange Shares”) which shall represent the right to convert into and acquire without further consideration, the excess of:

(i) fifty-five percent (55%) of the outstanding Common Stock (defined below) of Medovex on the Closing Date (inclusive of all Exchange Shares):

(A) including for purposes of calculating the outstanding shares of Common Stock on the Closing Date (1) all shares of Common Stock that are reserved for issuance upon conversion of the outstanding Series A Preferred Stock, the Series B Preferred Stock, and the Series C Preferred Stock (other than the Exchange Shares), (2) all shares of Common Stock that are reserved for issuance upon conversion of the 12% Senior Secured Convertible Notes, and (3) all shares of Common Stock that are reserved for issuance upon conversion of the 12% Convertible Notes that will automatically convert on the Closing Date.”

(g) Section 2.05(f)(iv) is deleted in its entirety and the following is substituted in its place:

“(iv) Notwithstanding the foregoing provisions of this Section 2.05(f), Seller shall not be entitled to receive, and Buyer shall not be obligated to issue to Seller, any Additional Exchange Shares following such time as an aggregate of five million six hundred fifty thousand dollars ($5,650,000) of New Securities and shares of capital stock sold pursuant to Section 7.03(d) (on a fully diluted basis) have been sold by Medovex or a Medovex Member and included in the calculation of Exchange Shares or Additional Exchange Shares. For purposes of clarity, it is the intent of Seller and Buyer that Seller’s Exchange Shares shall not be diluted by the issuance and sale of New Securities, including shares of capital stock sold pursuant to Section 7.03(d) (calculated on a fully diluted basis), until five million six hundred fifty thousand dollars ($5,650,000) of New Securities and shares of capital stock sold pursuant to Section 7.03(d) have been sold by Medovex or a Medovex Member. Thereafter, Seller and the shareholders of Medovex shall dilute pro rata based upon their respective ownership percentages.

(h) Schedule 2.05 is deleted in its entirety, and the Schedule 2.05 attached to this Amendment is substituted in its place.

(i) Section 3.01 is deleted in its entirety and the following is substituted in its place:

“Section 3.01 Closing. Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at a location and time mutually agreed upon by Buyer and RMS on the second Business Day after all of the conditions to Closing set forth in ARTICLE VII are either satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date). The date on which the Closing is to occur is herein referred to as the “Closing Date”. The Closing shall be effective at 11:59 pm on the Closing Date.”

(j) Section 3.02(b) is amended to add a new clause (vi) which shall read as follows:

“(vi) evidence that Medovex has appropriate policies of directors’ and officers’ liability insurance.”

(k) Section 3.03 is deleted in its entirety and the following is substituted in its place:

“Section 3.03 Liquidation. Prior to but in conjunction with the Closing, RMS agrees to adopt a plan of liquidation and distribution that will be effectuated upon the complete resolution of the Tampa Litigation, and pursuant to which, prior to the resolution of the Tampa Litigation, the board of managers of RMS agrees (a) not to acquire any assets or undertake any operations or activities other than as necessitated by the Tampa Litigation, (b) to distribute to RMS Shareholder the Exchange Shares, and (c) to dissolve its corporate existence and liquidate its affairs as soon as practical following the resolution of the Tampa Litigation. RMS shall liquidate in accordance with the plan of liquidation and distribution to be adopted before the Closing Date by the board of directors of RMS (a copy of which shall be supplied to Buyer’s counsel before the Closing Date).”

(l) Section 4.03, Section 4.07(a), Section 4.10(a), Section 4.14, and Section 4.18(a) of the Disclosure Schedules shall be replaced in their entirety with Section 4.03, Section 4.07(a), Section 4.10(a), Section 4.14, and Section 4.18(a) attached to this Amendment.

(m) Section 6.04(b)(i) is deleted in its entirety and the following is substituted in its place:

“(i) Until such time as all of the Additional Exchange Shares have been issued and delivered to RMS, Medovex may issue and sell only its Common Stock, warrants to acquire its Common Stock, Series C Preferred Stock, warrants to acquire its Series C Preferred Stock, or unsecured promissory notes that convert automatically into Common Stock upon the Closing (but not any other series of its capital stock, or any option, warrant, security, or other right to acquire or convertible into any other series of capital stock of Medovex); and”

(n) Section 6.05(b) is deleted in its entirety and the following substituted in its place:

“(b) Seller shall be solely responsible, and Buyer shall have no obligations whatsoever for, any compensation or other amounts payable to any current or former employee, officer, director, independent contractor or consultant of the Seller Business, including, without limitation, hourly pay, commission, bonus, salary, accrued vacation, fringe, pension or profit sharing benefits or severance pay for any period relating to the service with Seller at any time on or prior to the Closing Date and Seller shall pay all such amounts to all entitled persons on or prior to the Closing Date; provided, however, Buyer shall be responsible for any compensation or other amounts payable to any current or former employee, officer, director, independent contractor or consultant of the Seller Business, including, without limitation, hourly pay, commission, bonus, or salary, for the period of January 1, 2019 through the Closing Date, and Seller shall reimburse and indemnify Buyer for all such amounts.”

(o) Section 6.11 is deleted in its entirety and the following is substituted in its place:

“Section 6.11 Medovex Board of Directors. Subject to the fiduciary duties of the Board of Directors of Medovex, Medovex shall take all necessary corporate action to cause the Board of Directors of Medovex to consist of Michael Yurkowsy, Raymond Monteleone and William Horne as of the Closing.”

(p) Section 6.12 is deleted in its entirety and the following is substituted in its place:

“Section 6.12 Management Employment Agreement. After the Closing, subject to the approval of the Medovex Board of Directors appointed as provided in Section 6.11, Medovex shall enter into an employment agreement with James St. Louis in form and substance satisfactory to both Medovex and Mr. St. Louis (the “Management Employment Agreement”).”

(q) Section 6.21 shall be added to Article VI and shall read as follows:

“Section 6.21 Post-Closing Patient Treatment. Medovex, Buyer and Seller acknowledge and agree that as of the Closing, Buyer will not have in effect a general and professional liability insurance policy that will cover certain patients that will be transferred from Seller or an Operating Subsidiary to Buyer. Accordingly, Medovex, Buyer and Seller agree that Seller and the Operating Subsidiaries may continue to treat such patients following the Closing until such time as Buyer obtains a general and professional liability insurance policy, but in no event for a period longer than ninety (90) days. All revenue generated by Seller or an Operating Subsidiary with respect to such patients shall be paid to Buyer to reimburse it for its general, administrative, and employment-related expenses. To the extent this provision is inconsistent with any other provision in this Agreement, the terms of this provision shall control.”

(r) Sections 7.03(d) is deleted in its entirety and the following is substituted in its place:

“(d) As of the Closing, Medovex shall have $1,000,000 of cash on its balance sheet (which amount shall include the $350,000 payable to Seller, and all of which shall be treated as a credit against the $5,650,000 referenced in Section 2.05(f)(iv)).”

(s) Section 7.03(e) is deleted in its entirety and the following substituted in its place:

“(e) Intentionally Deleted.”

(t) Section 7.03(h) is deleted in its entirety and the following substituted in its place:

“(h) Medovex shall have reduced the number of its Board of Directors to no more than three members.”

(u) The acknowledgment attached to this Amendment shall be signed by the Restricted Persons and added to the Agreement following the last signature page.

3. Effect; Ratification. The Agreement is amended only as set forth in this Amendment, but the Agreement shall be construed in a manner consistent with this Amendment. Except as expressly amended by this Amendment, the Agreement remains unchanged and in full force and effect.

4. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Facsimile and electronic signatures shall be accepted as if original.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of this 4th day of January, 2019, to be effective as of the date first above written.

Regenerative Medicine Solutions, LLC

By:	/s/ James St. Louis
Name:	James St. Louis
Title:	CEO and Manager

RMS Shareholder, LLC

By:	/s/ James St. Louis
Name:	James St. Louis
Title:	CEO and Manager

Lung Institute LLC

By:	/s/ James St. Louis
Name:	James St. Louis
Title:	CEO and Manager

RMS Lung Institute Management LLC

By:	/s/ James St. Louis
Name:	James St. Louis
Title:	CEO and Manager

Cognitive Health Institute Tampa, LLC

By:	/s/ James St. Louis
Name:	James St. Louis
Title:	CEO and Manager

Medovex Corp.

By:	/s/ Charles Farrahar
Name:	Charles Farrahar
Title:	Chief Financial Officer

RMS Acquisition Corp.

By:	/s/ Charles Farrahar
Name:	Charles Farrahar
Title:	Chief Executive Officer

Schedule 2.01(b)

Assigned Contracts

Amended and Restated Management Services Agreement by and between Lung Institute Dallas, PLLC, a Texas professional limited liability company (Medical Group) and RMS Dallas, LLC, a Delaware limited liability company (Manager) dated January 1, 2017.

Amended and Restated Management Services Agreement by and between Lung Institute Pittsburgh, PLLC, a Pennsylvania professional limited liability company (Medical Group) and RMS Pittsburgh, LLC, a Delaware limited liability company (Manager).

Management Services Agreement by and between Lung Institute of Nashville, PLLC, a Tennessee professional limited liability company and RMS Nashville, LLC dated October 2, 2014.

Management Services Agreement by and between Lung Institute Scottsdale LLC and RMS Scottsdale, LLC dated January 9, 2015.

Lung Health Institute Marketing Contract by and between Burg & Co. Marketing and Lung Health Institute dated March 28, 2017. In effect until December 31, 2018.

Master Services Agreement between Lung Health Institute, LLC and Daniel J. Edelman, Inc. dated May 9, 2018.

Independent Contractor Professional Services Agreement by and between Regenerative Medicine Solutions and Russell Winwood dated March 1, 2018.

Lease Agreement by and between Healthcare Realty Services Incorporated, a Tennessee corporation, as agent for HRT of Tennessee, Inc., a Tennessee corporation (the “Landlord”) and Regenerative Medicine Solutions, LLC dated September 10, 2014, as amended on October 13, 2017, extending the term of the Lease.

Lease Agreement by and between NPG Venture, L.P. (Landlord) and RMS Pittsburgh, LLC (Tenant) dated April 2015.

Standard Form Office Lease by and between Terrance Tower Tampa, LLC (Original Landlord) and Advanced Healthcare Partners, LLC (Tenant) dated May 7, 2013. Original Landlord assigned lease to ROC II, Fairlead Fifth Third Center, LLC (ROC II) on July 28, 2014. Assignment of Lease by and between Tenant and Regenerative Medicine Solutions, LLC (RMS) as of May 21, 2015, whereby Tenant assigned all interest under the Lease to RMS. First Amendment to Standard Form Office Lease by and between ROC II and RMS dated June 12, 2015, expanding rentable square feet.

Lease Agreement by and between DTR7Y, LLC (Landlord) and RMS Scottsdale, LLC (Tenant) dated January 9, 2015, as amended by that certain First Amendment dated May 15, 2018.

Agreement Regarding Membership Interest by and between Ann Sells (Miller)/MW Family Office, LLC and Regenerative Medicine Solutions, LLC dated December 15, 2015.

Agreement Regarding Membership Interest by and between Jeremy Daniel/J&SD Family Office, LLC and Regenerative Medicine Solutions, LLC dated December 15, 2015.

Agreement Regarding Membership Interest by and between James St. Louis/St. Louis Family Office, LLC and Regenerative Medicine Solutions, LLC dated December 15, 2015.

Office Lease by and between SCG/CP One Glen Lakes, LLC and RMS Dallas, LLC dated December 4, 2015.

Business Associate Agreement by and between Regenerative Medicine Solutions, LLC and ZOHO Corporation dated January 4, 2016.

Software License Agreement by and between Regenerative Medicine Solutions, LLC and AaNeel Infotech, LLC dated September 27, 2016.

Managed Services Agreement by and between Regenerative Medicine Solutions, LLC and Offsite Technology Solutions dated December 22, 2014.

Service Agreement by and between Regenerative Medicine Solutions, LLC and RingCentral, Inc. dated August 24, 2015, amended by that certain First Amendment to Supplemental Terms of Service Agreement, as amended by that Second Amendment to Supplemental Terms of Service Agreement.

Schedule 2.03(a)

Assumed Liabilities

Accounts Payable as of 1/2/2019:

Schedule 2.05

Exchange Shares

	24,717,271	shares (Common Stock issued and outstanding)
+	2,312,500	shares (Common Stock reserved for issuance upon conversion of the outstanding Series B Preferred Stock)
+	1,875,000	shares (Common Stock reserved for issuance upon conversion of 12% Senior Convertible Notes)
+	5,000,000	this number assumes $2.0M of New Securities raised at $0.40 per share
	33,904,771	shares – existing Medovex Shareholders
÷	0.45	Medovex %
	75,343,935	shares
X	0.55	RMS %
	41,439,164	shares – RMS Shareholder, LLC (before deduction for $350,000 reserve)
-	583,333	shares of Medovex Common Stock to reimburse $350,000 reserves at $0.60 per share)
	40,855,832
-	1,083,333	shares of Medovex Common Stock (to reimburse $650,000 RMS payment at $0.60 per share)
	39,772,499	shares of Common Stock represented by 39,772.499 shares of Series C Preferred Stock that will be convertible into 39,772,499 shares of Medovex Common Stock

Additional Exchange Shares

Based on the assumption that Medovex raises $5,650,000 of New Securities at $0.40 per share (prior to or after Closing), the Company would issue 14,125,000 shares of Common Stock after the execution of the Asset Purchase Agreement:

	24,717,271	shares (Common Stock issued and outstanding prior to the issuance of New Securities)
+	2,312,500	shares (Common Stock reserved for issuance upon conversion of the outstanding Series B Preferred Stock)
+	1,875,000	shares (Common Stock reserved for issuance upon conversion of 12% Senior Secured Convertible Notes)
+	14,125,000	This number assumes $5.65M of New Securities raised at $0.40 per share
	43,029,771	shares
÷	0.45	Medovex %
	95,621,713	total number of shares issued and outstanding post closing;
X	0.55	RMS %
	52,591,942	shares – RMS Shareholder, LLC (before deduction for $350,000 reserve)
-	583,333	shares of Medovex Common Stock (to reimburse $350,000 RMS reserves at $0.60 per share)
-	1,083,333	shares of Medovex Common Stock (to reimburse $650,000 RMS payment at $0.60 per share)
	50,925,276	shares of Common Stock issued to RMS Shareholder after Series C Preferred Stock is converted to Common Stock to be owned by RMS Shareholder, LLC;
-	39,772,499	shares issued at Closing
	11,152,777	shares of Common Stock issued to RMS Shareholder, LLC as Additional Exchange Shares. If sufficient shares of Common are not yet authorized, then the Additional Exchange Shares will be 11,152,777 of Series C Preferred Stock.

Notes:

i) There are presently 49.5M shares of Medovex Common Stock Authorized;

ii) Minimum of 44,455,047 additional new shares will need to be authorized to execute this transaction;

iii) New Securities of up to $5.65M shall dilute the 45% Medovex shareholders;

iv) New Securities over and above $5.65M shall dilute all shareholders ratably.

Section 4.03

Required Consents

First Amendment to Management Services Agreement by and between Lung Institute Dallas, PLLC, a Texas professional limited liability company (Medical Group) and RMS Dallas, LLC, a Delaware limited liability company (Manager).

Amended and Restated Management Services Agreement by and between Lung Institute Pittsburgh, PLLC, a Pennsylvania professional limited liability company (Medical Group) and RMS Pittsburgh, LLC, a Delaware limited liability company (Manager).

Master Services Agreement between Lung Health Institute, LLC and Daniel Edelman, Inc. dated May 9, 2018. Neither party may assign this Agreement or any rights or obligations hereunder, whether directly or indirectly, without the prior written consent of the other party.

Independent Contractor Professional Services Agreement by and between Regenerative Medicine Solutions and Russell Winwood dated March 1, 2018. Regenerative Medicine Solutions cannot assign its rights or obligations under this Agreement without the prior written consent of Russell Winwood.

Lease Agreement by and between Healthcare Realty Services Incorporated, a Tennessee corporation, as agent for HRT of Tennessee, Inc., a Tennessee corporation (the “Landlord”) and Regenerative Medicine Solutions, LLC dated September 10, 2014, as amended on October 13, 2017, extending the term of the Lease.

Lease Agreement by and between NPG Venture, L.P. (Landlord) and RMS Pittsburgh, LLC (Tenant) dated April 2015. Tenant shall not, without Landlord’s prior written consent (to be granted or denied in Landlord’s sole and absolute discretion), assign this Lease or sublet all or any part of the Premises.

Standard Form Office Lease by and between Terrance Tower Tampa, LLC (Original Landlord) and Advanced Healthcare Partners, LLC (Tenant) dated May 7, 2013. Original Landlord assigned lease to ROC II, Fairlead Fifth Third Center, LLC (ROC II) on July 28, 2014. Assignment of Lease by and between Tenant and Regenerative Medicine Solutions, LLC (RMS) as of May 21, 2015, whereby Tenant assigned all interest under the Lease to RMS. First Amendment to Standard Form Office Lease by and between ROC II and RMS dated June 12, 2015, expanding rentable square feet. RMS shall have no right to assign or sublease any portion of the Lease without consent from Advanced Healthcare Partners, LLC and ROC II.

Lease Agreement by and between DTR7Y, LLC (Landlord) and RMS Scottsdale, LLC (Tenant) dated January 9, 2015, as amended by that certain First Amendment dated May 15, 2018.

Office Lease by and between SCG/CP One Glen Lakes, LLC and RMS Dallas, LLC dated December 4, 2015.

Software License Agreement by and between Regenerative Medicine Solutions, LLC and AaNeel Infotech, LLC dated September 27, 2016.

Section 4.07(a)

Material Contracts

First Amendment to Management Services Agreement by and between Lung Institute Dallas, PLLC, a Texas professional limited liability company (Medical Group) and RMS Dallas, LLC, a Delaware limited liability company (Manager). Neither party may assign its interest in or delegate the performance of its obligations under this Agreement to any other person without obtaining the prior written consent of the other party.

Amended and Restated Management Services Agreement by and between Lung Institute Pittsburgh, PLLC, a Pennsylvania professional limited liability company (Medical Group) and RMS Pittsburgh, LLC, a Delaware limited liability company (Manager). Neither party may assign its interest in or delegate the performance of its obligations under this Agreement to any other person without obtaining the prior written consent of the other party.

Management Services Agreement by and between Lung Institute of Nashville, PLLC, a Tennessee professional limited liability company and RMS Nashville, LLC dated October 2, 2014.

Management Services Agreement by and between Lung Institute Scottsdale LLC and RMS Scottsdale, LLC dated January 9, 2015.

Lung Health Institute Marketing Contract by and between Burg & Co. Marketing and Lung Health Institute dated March 28, 2017. In effect until December 31, 2018. $50/hour for their services

Master Services Agreement between Lung Health Institute, LLC and Daniel J. Edelman, Inc. dated May 9, 2018.

Independent Contractor Professional Services Agreement by and between Regenerative Medicine Solutions and Russell Winwood dated March 1, 2018.

In 2018, RMS combined RMS Pittsburgh, RMS Nashville LLC, RMS Scottsdale, LLC, and RMS Dallas, LLC into RMS Lung Institute Management, LLC. The previous management companies are still active and have not been dissolved but the leases have not been transferred over in name to the new management company, RMS Lung Institute Management, LLC.

Per the management agreements, RMS Lung Institute Management is paid a fee equal to what the EBIDTA would be each month for the clinics which becomes the management fee for RMS Lung Institute Management. In Dallas and in Pittsburgh, we have been advised that the fees should be in equal sums each month. In 2017, we amended and restated those MSA’s late in 2017 where we could estimate every closely what the overall management fee would be annually and retroactively billed a flat fee each month for those clinics in 2017. Due to all of the changes that have been made and will be made in the future, it will be very difficult to determine the exact monthly management fee that should be charged to these two clinics consistently each month. For accounting purposes, in 2018, we have been using the same methodology found in the Scottsdale and Nashville MSAs for the Dallas and Pittsburgh clinics in which the management fees each month are equal to the net earnings of each of the respective clinics.

Section 4.10(a)

Leased Real Property

Lease Agreement by and between Healthcare Realty Services Incorporated, a Tennessee corporation, as agent for HRT of Tennessee, Inc., a Tennessee corporation (the “Landlord”) and Regenerative Medicine Solutions, LLC.

Lease Agreement by and between NPG Venture, L.P. (Landlord) and RMS Pittsburgh, LLC (Tenant) dated April 2015.

Lease Agreement by and between DTR7Y, LLC (Landlord) and RMS Scottsdale, LLC (Tenant) dated January 9, 2015, as amended by that certain First Amendment dated May 15, 2018.

Standard Form Office Lease by and between Terrance Tower Tampa, LLC (Original Landlord) and Advanced Healthcare Partners, LLC (Tenant) dated May 7, 2013. Original Landlord assigned lease to ROC II, Fairlead Fifth Third Center, LLC (ROC II) on July 28, 2014. Assignment of Lease by and between Tenant and Regenerative Medicine Solutions, LLC (RMS) as of May 21, 2015, whereby Tenant assigned all interest under the Lease to RMS. First Amendment to Standard Form Office Lease by and between ROC II and RMS dated June 12, 2015, expanding rentable square feet.

Office Lease by and between SCG/CP One Glen Lakes, LLC and RMS Dallas, LLC dated December 4, 2015.

In 2018, RMS combined RMS Pittsburgh, RMS Nashville LLC, RMS Scottsdale, LLC, and RMS Dallas, LLC into RMS Lung Institute Management, LLC. The previous management companies are still active and have not been dissolved but the leases have not been transferred over in name to the new management company, RMS Lung Institute Management, LL

Section 4.14

Legal Proceedings

Complaint by Charles Dolson (Plaintiff) v. Regenerative Medicine Solutions, L.L.C., Mark Flood, DO, and Michael Perry, MD e-filed August 8, 2018 in the circuit court of the thirteenth judicial circuit in and for Hillsborough County, Florida, Civil Division.

Notice from Christopher Pettus, counsel for Lung Institute patient Mr. Joseph Conti, notifying Regenerative Medicine Solutions, LLC of the intent to file a lawsuit on behalf of Conti. Notice dated August 6, 2018.

Notice from Christopher Pettus, counsel for Lung Institute patient Mr. Bill Boyuk, notifying Regenerative Medicine Solutions, LLC of the intent to file a lawsuit on behalf of Boyuk. Notice dated August 6, 2018.

Notice from Christopher Pettus, counsel for Lung Institute patient Ms. Beverly McCord, notifying Regenerative Medicine Solutions, LLC of the intent to file a lawsuit on behalf of McCord. Notice dated August 3, 2018.

Notice from Christopher Pettus, counsel for Lung Institute patient Mr. Robert Worrell, notifying Regenerative Medicine Solutions, LLC of the intent to file a lawsuit on behalf of Worrell. Notice dated August 6, 2018.

Notice from Christopher Pettus, counsel for Lung Institute patient Ms. Evelyn Taylor, notifying Regenerative Medicine Solutions, LLC of the intent to file a lawsuit on behalf of Taylor. Notice dated August 6, 2018.

Notice from Christopher Pettus, counsel for Lung Institute patient Mr. Robert Shafer, notifying Regenerative Medicine Solutions, LLC of the intent to file a lawsuit on behalf of Shafer. Notice dated August 6, 2018.

Notice from Christopher Pettus, counsel for Lung Institute patient Mr. David Piccari, notifying Regenerative Medicine Solutions, LLC of the intent to file a lawsuit on behalf of Piccari. Notice dated August 6, 2018.

Notice from Christopher Pettus, counsel for Lung Institute patient Mr. David Mansell, notifying Regenerative Medicine Solutions, LLC of the intent to file a lawsuit on behalf of Mansell. Notice dated August 6, 2018.

Case No. 8:17-cv-3113-7-23-MAP styled Tammy Rivero and Cindy Goodenow, personal representative of Howard Bennett’s estate v. Lung Institute, LLC, filed in the U.S. District Court, Middle District of Florida, Tampa Division

Section 4.18(a)

Employees

RMS Lung Institute Management:

Employee	Category	Base Pay Annual	Bonus/Com Annual	Base Pay Monthly	Bonus Monthly	Actual Gross Pay	Employer Taxes	Health Insurance	Life AD&D Insurance	Gym	Parking	Monthly Total	Annual Total
Jimmy St. Louis	CEO (Independent Contractor)	$ 300,000	$ 300,000	$ 25,000	$ -	$ 25,000	$ 1,913	$ 757	$ 26	$ -	$ -	$ 27,696	$ 332,346
Jeremy Daniel	CFO	$ 150,000	$ 150,000	$ 12,500	$ -	$ 12,500	$ 956	$ 450	$ 13	$ 50	$ 112	$ 14,081	$ 168,975
Ann Miller	COO	$ 150,000	$ 150,000	$ 12,500	$ -	$ 12,500	$ 956	$ 425	$ 14		$ 112	$ 14,007	$ 168,087
Briley Ciendoksz	CMO	$ 265,000	$ 265,000	$ 22,083	$ -	$ 22,083	$ 1,689	$ 425	$ 14		$ 112	$ 24,324	$ 291,885
Jessica Reed	Nurse Practitioner	$ 132,699	$ 132,699	$ 11,058	$ -	$ 11,058	$ 846	$ 450	$ 5	$ -	$ 75	$ 12,434	$ 149,210
Ashley Sinkiewicz	Digital Marketing	$ 65,000	$ 65,000	$ 5,417	$ -	$ 5,417	$ 414	$ 483	$ 9	$ 30	$ 112	$ 6,465	$ 77,581
Mike Patino	UI/UX Web Designer	$ 95,000	$ 95,000	$ 7,917		$ 7,917	$ 606	$ 450	$ 5		$ 75	$ 9,052	$ 108,628
Taylor Devine	Graphic Designer	$ 36,000	$ 36,000	$ 3,000		$ 3,000	$ 230	$ -	$ -		$ 75	$ 3,305	$ 39,654
Maigen Sainz	Social media	$ 55,000	$ 55,000	$ 4,583		$ 4,583	$ 351	$ -	$ -		$ 75	$ 5,009	$ 60,108
Gary Mancini	Patient Relations Director	$ 150,000	$ 150,000	$ 12,500		$ 12,500	$ 956	$ 450	$ 14		$ 112	$ 14,032	$ 168,387
Rob Vidal	Patient Relations Trainer	$ 55,000	$ 80,399	$ 4,583	$ 2,117	$ 6,700	$ 513	$ 450	$ 12	$ 50	$ 112	$ 7,836	$ 94,038
Leigh Parker	Patient Relations Manager	$ 60,000	$ 60,000	$ 5,000	$ -	$ 5,000	$ 493	$ -	$ 12	-	$ 112	$ 5,617	$ 67,404
Sarah Petersen	Patient Relations Manager	$ 52,000	$ 77,399	$ 4,333	$ 2,117	$ 6,450	$ 493	$ 450	$ 12	$ -	$ 112	$ 7,517	$ 90,208
Pete Dapont	Patient Coordinator	$ 35,000	$ 72,000	$ 2,917		$ 2,917	$ 223	$ 450	$ 7	$ 40	$ 75	$ 3,712	$ 44,542
Shelbey Nardo	Patient Coordinator/Outside Sales	$ 50,000	$ 63,750	$ 4,167		$ 4,167	$ 319	$ 450	$ 7	$ 40	$ 91	$ 5,073	$ 60,881
Loribeth Valdez	Patient Coordinator	$ 35,000	$ 60,000	$ 2,917		$ 2,917	$ 223	$ 450	$ 7	$ 40	$ 91	$ 3,728	$ 44,734
Andre Raveling	Patient Coordinator	$ 35,000	$ 60,000	$ 2,917		$ 2,917	$ 223	$ 450	$ 7		$ 91	$ 3,688	$ 44,254
Juan Baez	Patient Coordinator	$ 35,000	$ 70,000	$ 2,917		$ 2,917	$ 223	$ 450	$ 7	$ -	$ 75	$ 3,672	$ 44,062
Terrance Hadley	Patient Coordinator	$ 35,000	$ 60,000	$ 2,917		$ 2,917	$ 223	$ 450	$ 8	$ 40	$ 91	$ 3,729	$ 44,746
Andrew DeTore	Patient Coordinator	$ 35,000	$ 60,000	$ 2,917		$ 2,917	$ 223	$ 450	$ 7	$ -	$ 91	$ 3,688	$ 44,254
Cory Schools	Patient Coordinator	$ 35,000	$ 60,000	$ 2,917		$ 2,917	$ 223	$ 450	$ 7	$ -	$ 91	$ 3,688	$ 44,254
Kyle DeLeonard	Patient Coordinator	$ 35,000	$ 60,000	$ 2,917		$ 2,917	$ 223	$ -	$ -	$ -	$ -	$ 3,140	$ 37,678
Marilyn O'Shea	Patient Coordinator	$ 35,000	$ 60,000	$ 2,917		$ 2,917	$ 223	$ -	$ -	$ -	$ -	$ 3,140	$ 37,678
Stephanie Hill-Kennedy	Patient Coordinator	$ 35,000	$ 60,000	$ 2,917		$ 2,917	$ 223	$ 450	$ 7	$ -	$ 91	$ 3,688	$ 44,254
Matthew Smith	Patient Coordinator	$ 35,000	$ 60,000	$ 2,917		$ 2,917	$ 223	$ 450	$ 7	$ -	$ 91	$ 3,688	$ 44,254
Daniel Quiñones	Patient Coordinator	$ 35,000	$ 60,000	$ 2,917		$ 2,917	$ 223	$ -	$ 7	$ -	$ 91	$ 3,238	$ 38,854
Eric Lye	Patient Coordinator	$ 35,000	$ 60,000	$ 2,917		$ 2,917	$ 223	$ -	$ 7	$ -	$ 91	$ 3,238	$ 38,854
Moise Lapointe	Patient Coordinator	$ 35,000	$ 60,000	$ 2,917		$ 2,917	$ 223	$ -	$ 7	$ -	$ 91	$ 3,238	$ 38,854
Sean Neumayer	Patient Coordinator	$ 35,000	$ 60,000	$ 2,917		$ 2,917	$ 223	$ -	$ 7	$ -	$ 91	$ 3,238	$ 38,854
Taylor McNeil	Patient Coordinator	$ 35,000	$ 60,000	$ 2,917		$ 2,917	$ 223	$ -	$ 7	$ -	$ 91	$ 3,238	$ 38,854
Ty Grooms	Patient Coordinator	$ 35,000	$ 60,000	$ 2,917		$ 2,917	$ 223	$ 450	$ 7	$ -	$ 91	$ 3,688	$ 44,254
Sara Jones	Data Analyst/Project Manager	$ 57,000	$ 57,000	$ 4,750		$ 4,750	$ 363	$ 450	$ 9		$ 91	$ 5,663	$ 67,961
Amanda Maucere	Dietician	$ 60,000	$ 60,000	$ 5,000	$ -	$ 5,000	$ 383	$ 450	$ 5	$ -	$ 91	$ 5,929	$ 71,142
William Garrow	Web Developer	$ 77,000	$ 77,000	$ 6,417		$ 6,417	$ 491	$ 450	$ 9		$ 91	$ 7,458	$ 89,491
Hank Roan	Systems Specialist	$ 48,000	$ 48,000	$ 4,000	$ -	$ 4,000	$ 306	$ 450	$ 5	$ -	$ 91	$ 4,852	$ 58,224
Amy Welling	HR/Exec Admin	$ 57,000	$ 57,000	$ 4,750	$ -	$ 4,750	$ 363	$ 450	$ 5	$ -	$ 91	$ 5,659	$ 67,913
Jason Burke	Controller (Independent Contractor)	$ 88,000	$ 88,000	$ 7,333	$ -	$ 7,333	$ 561	$ 450	$ 8	$ -	$ 75	$ 8,427	$ 101,128
Karli Brady	Medical Records Manager	$ 55,000	$ 61,000	$ 4,583	$ 500	$ 5,083	$ 389	$ 450	$ 7	$ -	$ 112	$ 6,041	$ 72,495
Elisha Peterson	Medical Records	$ 36,422	$ 39,422	$ 3,035	$ 250	$ 3,285	$ 251	$ 450	$ 5	$ -	$ 112	$ 4,103	$ 49,242
Sharonda Tolbert	Medical Records	$ 35,000	$ 38,000	$ 2,917	$ 250	$ 3,167	$ 242	$ 450	$ 5	$ 50	$ 91	$ 4,005	$ 48,059
Shawn Clymer	Outcomes	$ 80,000	$ -	$ 6,667		$ 6,667	$ 510	$ 450	$ 5	$ 50	$ 91	$ 7,773	$ 93,272
Net Total		**$ 2,852,121**	**$ 3,350,584**	**$ 233,677**	**$ 62,315**	**$ 295,992**	**$ 22,754**	**$ 14,240**	**$ 312**	**$ 390**	**$ 3,556**	**$ 341,243**	**$ 4,094,922**

Lung Institute Tampa:

ACKNOWLEDGMENT

Each Restricted Person acknowledges he has read this Agreement and agrees that he will take no action inconsistent with Section 6.07 of this Agreement.

/s/ William Horne
William Horne

/s/ James St. Louis
James St. Louis